United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2018

PERFICIENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Drive, Suite 600, Saint Louis, Missouri		63141
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (314) 529-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 1, 2018, Perficient, Inc. (“Perficient”) announced its financial results for the three and nine months ended September 30, 2018. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.02.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b)    Resignation of Kathryn J. Henely. Effective November 1, 2018, Kathryn J. Henely resigned as Perficient’s Chief Operating Officer. Ms. Henely will remain with Perficient for a period of time to ensure an appropriate transition of duties and responsibilities to her successor, Thomas J. Hogan.

(c)    Appointment of Thomas J. Hogan. Effective November 1, 2018, the Board of Directors of the Company appointed Thomas J. Hogan, age forty-two, as Chief Operating Officer of Perficient. Mr. Hogan joined Perficient in January 2008 and has served Perficient in several capacities including, Vice President of Operations, General Manager, Director of Business Development, and Engagement Director.

There is no arrangement or understanding between Mr. Hogan and any other person pursuant to which Mr. Hogan was appointed as Perficient’s Chief Operating Officer. There are no related party transactions between Perficient and Mr. Hogan, and there are no family relationships between Mr. Hogan and any of the directors or officers of Perficient.

In connection with his appointment, the Company and Mr. Hogan entered into an employment agreement. The employment agreement is effective as of November 1, 2018 and will expire on December 31, 2020.  The employment agreement has the following terms:

•	an annual salary of $410,000 that may be increased by the Chief Executive Officer, with approval by the Board of Directors or its Compensation Committee, from time to time;

•	an annual performance bonus of up to 150% of Mr. Hogan’s annual salary in the event Perficient achieves certain performance targets;

•
entitlement to participate in such insurance, disability, health, and medical benefits and retirement plans or programs as are from time to time generally made available to Perficient’s executive employees, pursuant to Perficient’s policies and subject to the conditions and terms applicable to such benefits, plans or programs; and

•
death, disability and severance benefits upon Mr. Hogan’s termination of employment of the Company, including a severance payment of one year’s base salary and one year of benefits if Mr. Hogan is terminated without cause or under a constructive termination, as defined in the employment agreement.

Mr. Hogan has agreed to refrain from competing with the Company for a period of three years following the termination of his employment. Mr. Hogan’s compensation is subject to review and adjustment on an annual basis in accordance with Perficient’s compensation policies as in effect from time to time.

The foregoing is a summary of the material terms of the employment agreement only, and is qualified in its entirety by the complete terms of the employment agreement, filed as an exhibit to Perficient’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018.

ITEM 8.01 OTHER EVENTS

       On November 1, 2018, Perficient posted on the Investor Relations page of its website at www.perficient.com a slide presentation related to its third quarter ended September 30, 2018 financial results and operating metrics. A copy of the slide presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K. The information contained or incorporated in our website is not part of this filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit
Number	Description

99.1	Perficient, Inc. Press Release, dated November 1, 2018, announcing financial results for the three and nine months ended September 30, 2018
99.2	Perficient, Inc. Q3 2018 Financial Results Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

Date: November 1, 2018	By:	/s/ Paul E. Martin
Paul E. Martin
Chief Financial Officer